UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 18, 2019
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Marathon Petroleum Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-35054	27-1284632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 South Main Street Findlay, Ohio	45840
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(419) 422-2121
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
Marathon Petroleum Corporation (the “Company”) is filing herewith a revised table (the “Revised Table”) to provide information on its sources of crude oil for each of the last three years. The Revised Table corrects a typographical error and supersedes and replaces the corresponding table included in the Company’s 2018 Annual Report on Form 10-K (the “2018 Form 10-K”) in order to correct the amounts reported for crude oil sourced from Canada and from the Middle East and other international locations in 2018. The Revised Table set forth below does not change any previously reported financial results of operations or any other disclosure contained in the 2018 Form 10-K.
Crude Oil Supply
We obtain the crude oil we refine through negotiated term contracts and purchases or exchanges on the spot market. Our term contracts generally have market-related pricing provisions. The following table provides information on our sources of crude oil for each of the last three years and includes production from the refineries acquired in the Andeavor acquisition from October 1, 2018 forward. The crude oil sourced outside of North America was acquired from various foreign national oil companies, production companies and trading companies.

(mbpd)	2018	2017	2016
United States	1,319	999	986
Canada	465	381	326
Middle East and other international	297	385	387
Total	2,081	1,765	1,699

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: March 18, 2019	By:	/s/ John J. Quaid
Name: John J. Quaid
Title: Vice President and Controller